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                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY


                                                   |__| Employee's Copy
                                                   |__| Company's Copy


                         LUMINANT WORLDWIDE CORPORATION
                              EMPLOYMENT AGREEMENT

To K. David Quackenbush:

This Agreement establishes the terms of your employment with Luminant Worldwide Corporation, a Delaware corporation (the "COMPANY"). Your employment under this Agreement is contingent on effectiveness of the registration of the Company's common stock with the Securities and Exchange Commission for the Company's initial public offering ("IPO"). If the registration does not become effective by December 31, 1999, this Agreement will not bind either you or the Company, unless both you and the Company agree otherwise in writing. The Company has been formed as a parent company to acquire a number of companies engaged in the business of providing internet professional services and to make a public offering of the Company's common stock.

EMPLOYMENT AND DUTIES

You and the Company agree to your employment on the terms contained herein. In such position, you will report directly to the Company's Chief Executive Officer or his delegate (your "DIRECT REPORT"). (The Company's Board of Directors (the "BOARD") or the Company's Chief Executive Officer may change your Direct Report from time to time in its or his discretion.) You agree to perform whatever duties the Board or your Direct Report may assign you from time to time that are reasonably consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as your Direct Report otherwise agrees from time to time). You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM OF EMPLOYMENT

Your employment under this Agreement begins as of the effective date of registration for the IPO (the "EFFECTIVE DATE"). Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Central Time on the third anniversary of the Effective Date.



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The period running from the Effective Date to the applicable date in the preceding sentence is the "TERM."

Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A or the Company's obligation, if any, to make payments under the PAYMENTS ON TERMINATION and SEVERANCE provisions as specified below.

COMPENSATION

     SALARY

The Company will pay you an annual salary (the "SALARY") from the Effective Date at the rate of not less than $165,000 in accordance with its generally applicable payroll practices. The Board or your Direct Report will review your Salary annually and consider you for increases.

     BONUS

The Board or its Compensation Committee, or if the Board directs, your Direct Report will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 40% of your Salary. It is the Company's good faith intention to establish bonus targets for the first year, in consultation with you, within 90 days following the Effective Date.

     OPTIONS

You will be eligible to receive options under the Company's 1999 Equity Incentive Plan that will, to the extent possible, qualify as incentive stock options under the Internal Revenue Code.

     EMPLOYEE BENEFITS

While the Company employs you under this Agreement, the Company will provide you with the same benefits as it makes generally available from time to time to the Company's senior executive employees, as those benefits are amended or terminated from time to time, including participation in vacation policies (and payment for accrued vacation) on a basis comparable to that for senior executives. Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the Company's generally applied policies, and the Company in


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its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

     COMPENSATION REVIEW

You will be eligible under a senior executive compensation program that will consider you for annual increases in Salary and that will periodically review your progress in light of targets and goals.

PLACE OF EMPLOYMENT

Your principal place of employment will be at the office at which you were employed by a predecessor company on December 31, 1998 (or, if later, on your starting date with the predecessor) or such other offices as the Company may establish from time to time and to which it assigns you in its sole discretion, provided that you will not be required to relocate outside of Harris County, Texas and surrounding counties. You understand and agree that you must travel from time to time for business reasons.

EXPENSES

The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Company in performing your duties under this Agreement (with the travel accommodations substantially comparable to that of senior executives of the Company). You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Company.

NO OTHER EMPLOYMENT

While the Company employs you, you agree that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with your faithful performance of your duties as an employee without the Board's prior written consent. (This prohibition excludes any work performed at the Company's direction.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the NO CONFLICTS OF INTEREST Section and the NO COMPETITION Section in Exhibit A.


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You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

NO CONFLICTS OF INTEREST

You confirm that you have fully disclosed to the Company, to the best of your knowledge, all circumstances under which you, your spouse, and other persons who reside in your household have or may have a conflict of interest with the Company. You further agree to fully disclose to the Company any such circumstances that might arise during your employment upon your becoming aware of such circumstances. You agree to fully comply with the Company's policy and practices relating to conflicts of interest.

NO IMPROPER PAYMENTS

You will neither pay nor permit payment of any remuneration to or on behalf of any governmental official other than payments required or permitted by applicable law. You will comply fully with the Foreign Corrupt Practices Act of 1977, as amended. You will not, directly or indirectly, make or permit any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property, or services to obtain favorable treatment for business secured,

          to pay for favorable treatment for business secured,

          to obtain special concessions or for special concessions already obtained, or in violation of any legal requirement, or



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          establish or maintain any fund or asset related to the Company that is not recorded in the Company's books and records, or

          take any action that would violate (or would be part of a series of actions that would violate) any U.S. law relating to international trade or commerce, including those laws relating to trading with the enemy, export control, and boycotts of Israel or Israeli products (as is sought by certain Arab countries).

TERMINATION

Subject to the provisions of this section, you and the Company agree that it may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless the Board or your Direct Report has previously waived such notice in writing or authorized a shorter notice period).

     FOR CAUSE

     The Company may terminate your employment for "CAUSE" if you:

          (i) commit a material breach of your obligations or agreements under this Agreement, including Exhibit A;

          (ii) commit an act of gross negligence with respect to the Company or otherwise act with willful disregard for the Company's best interests;

          (iii) fail or refuse to perform any duties delegated to you that are consistent with the duties of similarly-situated senior executive or are otherwise required under this Agreement;

          (iv) seize a corporate opportunity for yourself instead of offering such opportunity to the Company if within the scope of the Company's or its subsidiaries' business; or

          (v) are convicted of or plead guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or,


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          with respect to your employment, to any misdemeanor (other than a traffic violation) or, with respect to your employment, commit either a material dishonest act or common law fraud or knowingly violate any federal or state securities or tax laws.

Your termination for Cause will be effective immediately upon the Company's mailing or written transmission of notice of such termination. Before terminating your employment for Cause under clauses (i) - (iv) above, the Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause and, unless the Board or your Direct Report reasonably concludes the situation could not be corrected, give you 30 days after you receive such notice to correct the situation (and thus avoid termination for Cause), unless the Company agrees to extend the time for correction. You agree that the Board or your Direct Report will have the discretion to determine in good faith whether your correction is sufficient, provided that this decision does not foreclose you from using the Dispute Resolution provisions of Exhibit B.

     WITHOUT CAUSE

Subject to the provisions below under PAYMENTS ON TERMINATION and SEVERANCE, the Company may terminate your employment under this Agreement before the end of the Term without CAUSE. The Company agrees not to terminate your employment without CAUSE during the first six months after the Effective Date.

     DISABILITY

If you become "DISABLED" (as defined below), the Company may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are found to be disabled within the meaning of the Company's long-term disability insurance coverage as then in effect (or would be so found if you applied for the coverage).


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     GOOD REASON

You may resign for Good Reason with 45 days' advance written notice. "GOOD REASON" for this purposes means, without your consent, (i) the Company materially breaches this Agreement or (ii) the Company relocates your primary office outside of Harris, County, Texas and the surrounding counties.

You must give notice to the Company of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must state the condition that you consider provides you with Good Reason and, if such reason relates to clause (i) above, must give the Company an opportunity to cure the condition within 30 days after your notice. Before or during the 30 day period, either party may request mediation under Exhibit B to resolve any such disputes, and, if so requested, the parties agree to cooperate to arrange a prompt mediation during no more than a 30 day period. If the Company fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period or unless mediation is proceeding in good faith), in which case such resignation will become effective 15 days after the end of such mediation, if not previously cured.

You will not be treated as resigning for GOOD REASON if the Company already had given notice of termination for CAUSE as of the date of your notice of resignation.

     DEATH

If you die during the Term, the Term will end as of the date of your death.

     PAYMENTS ON TERMINATION

If you resign or the Company terminates your employment with or without Cause or because of disability or death, the Company will pay you any unpaid portion of your Salary pro-rated through the date of actual termination (and any annual bonuses already determined by such date but not yet paid unless your employment is terminated with CAUSE), reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused


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vacation time (to the extent consistent with the Company's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the SEVERANCE paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation. If your employment never begins because the Company does not complete its IPO, you acknowledge that you have no rights to the Severance set forth below or to any other payments under or with respect to this Agreement.

     SEVERANCE

In addition to the foregoing payments, if before the end of the Term, the Company terminates your employment without CAUSE or you resign for GOOD REASON, the Company will pay you severance equal to your Salary, as then in effect, for 18 months on the same schedule as though you had remained employed during such period, even though you are no longer employed;

          pay the after-tax premium cost for you to receive any group health coverage the Company must offer you under Section 4980B of the Internal Revenue Code of 1986 ("COBRA COVERAGE") for the period of such coverage (unless the coverage is then provided under a self-insured plan);

          pay you, at the time the Company would otherwise pay your annual bonus, your pro rata share of the bonus for the year of your termination, where the pro rata factor is based on days elapsed in your year of termination till date of termination over 365, less any portion of the bonus for the year of your termination already paid; and


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          accelerate your options such that any options that would become exercisable within the six months after your date of termination or resignation will become exercisable as a result of your termination or resignation (and will expire in accordance with the option's terms within 90 days after such date).

     You are not required to mitigate amounts payable under the SEVERANCE paragraph by seeking other employment or otherwise, nor must you return to the Company amounts earned under subsequent employment.

EXPIRATION

Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without CAUSE nor provide you with GOOD REASON and does not entitle you to SEVERANCE, unless the Company's general severance practices entitle you to severance in that situation. If you remain employed at the end of the Term and your employment then ends as a result of expiration of the Agreement, the Company will pay you severance equal to your Salary, as then in effect, for 12 months on the same schedule as though you had remained employed during such period, even though you are no longer employed, which payments you agree compensate you for the restrictions under Exhibit A upon contract expiration.

ASSIGNMENT

The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to

     Align Solutions Corp. or any of the affiliates or subsidiaries of the Company or to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or to which the Company transfers all or substantially all of its assets.


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Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes (except that the Company will remain secondarily liable if it transfers this Agreement to a subsidiary). You agree that assignment or transfer does not entitle you to Severance. This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board's or your Direct Report's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY

If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER

Neither you nor the Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by you and an executive officer of the Company duly authorized by the Board. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING

The Company will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law. The Company will, if reasonably practicable, credit you with the FICA and unemployment tax withholdings you incurred in 1999 before the Effective Date.



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GOVERNING LAW

The laws of the State of Texas (other than its conflict of laws provisions) govern this Agreement.

NOTICES

Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the others. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

SUPERSEDING EFFECT

This Agreement supersedes any prior oral or written employment, severance, option, or fringe benefit agreements between you and the Company, other than with respect to your eligibility for generally applicable employee benefit plans. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement (other than the Agreement and Plan of Organization dated as of June 2, 1999). All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.




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If you accept the terms of this Agreement, please sign in the space indicated
below. We encourage you to consult with any advisors you choose.


                                                  LUMINANT WORLDWIDE CORPORATION

                                          By: /s/ Guillermo G. Marmol
                                              -----------------------------
                                              Guillermo G. Marmol
                                              Chief Executive Officer

I accept and agree to the terms of employment set forth in this Agreement:


/s/  K.  David Quackenbush
----------------------------------
  K.  David Quackenbush

Dated:    September 15, 1999
      ____________________________


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                                    EXHIBIT A

NO COMPETITION

You agree to the provisions of this Exhibit A in consideration of (i) your employment by the Company and salary and benefits under this Agreement and the training you will receive in connection with such employment and (ii) the Company's acquisition of your prior employer, and you agree that Exhibit A should be considered ancillary to the agreement by which that employer was acquired or otherwise became part of the Company or a subsidiary (the "ACQUISITION AGREEMENT"). While the Company (or its successor or transferee) employs you and to the end of the Restricted Period (as defined below), you agree as follows:

You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this NO COMPETITION covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph.

If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's, you will inform your Direct Report in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Company will analyze the proposed employment and make a good faith determination as to whether it would threaten the Company's


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legitimate competitive interests. If the Company determines that the proposed employment would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment.

You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

You understand and agree that the rights and obligations set forth in this NO COMPETITION Section will continue and will survive through the Restricted Period.

     DEFINITIONS

          COMPETING BUSINESS

COMPETING BUSINESS means any service or product of any person or organization other than the Company and its successors, assigns, or subsidiaries (collectively, the "COMPANY GROUP") that competes with any service or product of the Company Group provided by any member of the Company Group during your employment. COMPETING BUSINESS includes any enterprise engaged in the formation or operation of internet professional services firms that provide strategic, interactive design and technical business services, information technology and interactive business consulting, and other related services to assist clients in integrating and maintaining their electronic commerce capabilities.

          MARKET AREA

The Market Area consists of the United States and Canada. You agree that the Company provides services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates globally.


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          RESTRICTED PERIOD

For purposes of this Agreement, the RESTRICTED PERIOD ends at the first anniversary of the date your employment with the Company Group ends for any reason, provided that the end of the RESTRICTED PERIOD does not shorten any restrictions to which you are bound by the Acquisition Agreement.

NO INTERFERENCE; NO SOLICITATION

During the Restricted Period, you agree that you will not, directly or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit any person or entity who is, or was, within the 24 months preceding your date of termination or resignation, a customer, prospect (with respect to which any member of the Company Group has incurred substantial costs or with which you have been involved), or client of the Company Group within the Market Area, with the 24 month period reduced to 12 months for prospects with which you have not been involved;

     hire away or endeavor to entice away from the Company Group any employee or any other person or entity whom the Company Group engages to perform services or supply products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

     hire any person whom the Company Group employs or employed within the prior 12 months.

SECRECY

     PRESERVING COMPANY CONFIDENCES

Your employment with the Company under and, if applicable, before this Agreement (with a predecessor to a member of the Company Group), has given and will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any Confidential


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Information in an unauthorized or improper manner could cause the Company or
Company Group to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board's or your Direct Report's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

     PRESERVING OTHERS' CONFIDENCES

You agree not to use in working for the Company Group and not to disclose to the Company Group any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

     CONFIDENTIAL INFORMATION

"CONFIDENTIAL INFORMATION" includes, without limitation, information that the Company or the Company Group has not previously disclosed to the public or to the trade with respect to the Company's or the Company Group's present or future business, including its operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the


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Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group but, notwithstanding anything to the contrary, excludes any information properly in the public domain. "CONFIDENTIAL INFORMATION" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

You understand and agree that the rights and obligations set forth in this SECRECY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

EXCLUSIVE PROPERTY

You confirm that all Confidential Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your employment and all business records, business papers, and business documents you keep or make, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment (including computers) and any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during


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your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

COPYRIGHTS, DISCOVERIES, INVENTIONS, AND PATENTS

You agree that all records, in whatever media (including written works), documents, papers, notebooks, drawings, designs, technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works you conceive, create, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials, personnel, or Confidential Information in the course of your employment (whether or not during usual working hours), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. YOU RECOGNIZE ANY SUCH WORKS ARE "WORKS FOR HIRE" OF WHICH THE COMPANY IS THE AUTHOR.

You will promptly disclose, grant, and assign ownership to the Company for its sole use and benefit any and all ideas, processes,


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inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) while the Company or the Company Group employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information. In connection therewith:

     You will, without charge but at the Company's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any such inventions, discoveries, improvements, technical information, patent applications, patents, copyrightable works, or reissues thereof in the Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

     You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such patents, copyrights, or reissues thereof, in the prosecution or defense of interferences that may be declared involving any such applications, patents, or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, discoveries, improvements, technical information, or copyrightable works or reissues thereof. The Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the Company Group no longer employs you.

To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or


Employment Agreement with K. David Quackenbush                     Page 19 of 23


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copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company Group, you agree that the Company will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

This COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS section does not apply to an invention or discovery for which no equipment, supplies, facility or trade secret information of the Company Group (including its predecessors) was used and that was developed entirely on your own time, unless (a) the invention relates (i) directly to the business of the Company Group, or (ii) the Company Group's actual or then reasonably anticipated research or development, or (b) the invention results from any work you performed for the Company Group or any predecessor.

MAXIMUM LIMITS

If any of the provisions of Exhibit A are ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; PROVIDED, HOWEVER, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

INJUNCTIVE RELIEF

Without limiting the remedies available to the Company, you acknowledge that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Company and Company Group for which there is no adequate remedy at law, and



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     that it will not be possible to measure damages for such injuries precisely.

You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's or the Company Group's recovery of monetary damages and compensation. You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for any and all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in this Exhibit A.



                                    EXHIBIT B
                               DISPUTE RESOLUTION

MEDIATION

If either party has a dispute or claim relating to this Agreement or their relationship and except as set forth in ALTERNATIVES, the parties must first seek to mediate the same before an impartial mediator the parties mutually designate, and the parties must equally share the expenses of such proceeding (other than their respective attorneys' fees). Subject to the mediator's schedule, the mediation must occur within 45 days of either party's written demand. However, in an appropriate circumstance, a party


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may seek emergency equitable relief from a court of competent jurisdiction notwithstanding this obligation to mediate.

BINDING ARBITRATION

If the mediation reaches no solution or the parties agree to forego mediation, the parties will promptly submit their disputes to binding arbitration before one or more arbitrators (collectively or singly, the "ARBITRATOR") the parties agree to select (or whom, absent agreement, a court of competent jurisdiction selects). The arbitration must follow applicable law related to arbitration proceedings and, where appropriate, the Commercial Arbitration Rules of the American Arbitration Association.

ARBITRATION PRINCIPLES

All statutes of limitations and substantive laws applicable to a court proceeding will apply to this proceeding. The Arbitrator will have the power to grant relief in equity as well as at law, to issue subpoenas duces tecum, to question witnesses, to consider affidavits (provided there is a fair opportunity to rebut the affidavits), to require briefs and written summaries of the material evidence, and to relax the rules of evidence and procedure, provided that the Arbitrator must not admit evidence it does not consider reliable. The Arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement. The parties agree (and the Arbitrator must agree) that all proceedings and decisions of the Arbitrator will be maintained in confidence, to the extent legally permissible, and not be made public by any party or the Arbitrator without the prior written consent of all parties to the arbitration, except as the law may otherwise require.

DISCOVERY; EVIDENCE; PRESUMPTIONS

The parties have selected arbitration to expedite the resolution of disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The Arbitrator may permit reasonable discovery rights in preparation for the arbitration, provided that it should accelerate the scheduling of and responses to such discovery so as not to unreasonably delay the arbitration. Exhibits must be marked and left with the Arbitrator until it has rendered a decision. Either party may elect, at its expense, to record


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the proceedings by audiotape or stenographic recorder (but not by video). The
Arbitrator may conclude that the applicable law of any foreign jurisdiction would be identical to that of Texas on the pertinent issue(s), absent a party's providing the Arbitrator with relevant authorities (and copying the opposing party) at least five business days before the arbitration hearing.

NATURE OF AWARD

The Arbitrator must render its award, to the extent feasible, within 30 days after the close of the hearing. The award must set forth the material findings of fact and legal conclusions supporting the award. The parties agree that it will be final, binding, and enforceable by any court of competent jurisdiction. Where necessary or appropriate to effectuate relief, the Arbitrator may issue equitable orders as part of or ancillary to the award. The Arbitrator must equitably allocate the costs and fees of the proceeding and may consider in doing so the relative fault of the parties. The Arbitrator may award reasonable attorneys' fees to the prevailing party to the extent a court could have made such an award.

APPEAL

The parties may appeal the award based on the grounds allowed by statute, as well as upon the ground that the award misapplies the law to the facts, provided that such appeal is filed within the applicable time limits law allows. If the award is appealed, the court may consider the ruling, evidence submitted during the arbitration, briefs, and arguments but must not try the case DE NOVO. The parties will bear the costs and fees associated with the appeal in accordance with the arbitration award or, in the event of a successful appeal, in accordance with the court's final judgment.

ALTERNATIVES

This DISPUTE RESOLUTION provision does not preclude a party from seeking equitable relief from a court (i) to prevent imminent or irreparable injury or
(ii) pending arbitration, to preserve the last peaceable status quo, nor does it preclude the parties from agreeing to a less expensive and faster means of dispute resolution. It does not prevent the Company from immediately seeking in court an injunction or other remedy with respect to Exhibit A.


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